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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20579


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) - November 8, 2004


                                LITTELFUSE, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                      0-20388             36-3795742
(State of other jurisdiction          (Commission          (IRS Employer
      of incorporation)              File Number)       Identification No.)

                  800 E. Northwest Hwy., Des Plaines, IL 60016
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (847) 824-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                  On November 8, 2004, the Company entered into a letter agreement with Kenneth R. Audino, Vice President, Organizational Development and Total Quality Management of the Company, agreeing that Mr. Audino's employment with the Company will not be terminated, unless he is "Terminated for Cause" as defined in the Company's Supplemental Executive Retirement Plan ("SERP"), any sooner than March 1, 2006, the approximate date of Mr. Audino's intended retirement from the Company. During this period, Mr. Audino's salary will not be decreased, he will continue to be eligible for all benefits to which he would otherwise be entitled under the Littelfuse bonus, stock option, performance shares (but only if the three-year performance period with respect to a particular grant will expire prior to March 1, 2006), SERP, pension, 401(k), and medical plans. Additionally, Mr. Audino's change of control employment agreement will remain in place during this period.

                  On November 8, 2004, Elizabeth Calhoun commenced employment with the Company as its Vice President, Human Resources. In connection with the employment of Ms. Calhoun, the Company has entered into a change of control employment agreement dated November 8, 2004, with Ms. Calhoun. This change of control employment agreement is designed to provide Ms. Calhoun with certain employment and compensation protection in the event that there was a Change of Control (as defined in the agreement) with respect to the Company at any time prior to September 1, 2006. If such a Change of Control were to occur and Ms. Calhoun's employment with the Company was terminated at any time during the two-year period thereafter, other than for Cause (as defined in the agreement), or if during this time period Ms. Calhoun were to terminate her employment for Good Reason (as defined in the agreement), then the Company would be obligated to make the payments described below for the benefit of Ms. Calhoun.

                  Under the change of control employment agreement, Ms. Calhoun will be paid her accrued compensation and annualized bonus, and will receive an amount equal to two times the sum of her annual salary plus bonus, and two years of continuing medical insurance benefits. In the event any payments received by Ms. Calhoun upon a Change of Control would require her to pay the 20% excise tax imposed by Section 4999 of the Internal Revenue Code, the Company would make an additional payment to Ms. Calhoun in an amount such that, after payment by Ms. Calhoun of such excise tax, Ms. Calhoun would retain the same amount of the payments made by the Company to her which she would have retained if she had not paid the excise tax.

                  In connection with the employment of Ms. Calhoun, the Compensation Committee of the Board of Directors of the Company has determined to grant to Ms. Calhoun non-qualified options to purchase 15,000 shares of common stock of Littelfuse at an exercise price of $38.29 per share. The options vest in equal 20


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                  percent increments over a five-year period and terminate ten years from the date of the Non-Qualified Stock Option Agreement. The Company and Ms. Calhoun are expected to execute a Non-Qualified Stock Option Agreement relating to these options under the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. (the "Plan") which is substantially similar to the form of specimen Non-Qualified Stock Option Agreement under the Plan filed as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit 99.1 Form of specimen Non-Qualified Stock Option Agreement under the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            LITTELFUSE, INC.



Date:  November 12, 2004                    By: /s/ Philip G. Franklin
                                                ------------------------
                                            Philip G. Franklin
                                            Vice President, Operations
                                            Support and Chief Financial Officer


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                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
--------          -----------
 99.1             Form of specimen Non-Qualified Stock Option Agreement under the 1993 Stock Plan for Employees and Directors of Littelfuse,
                  Inc.